AMENDMENT AGREEMENT
TO EMPLOYMENT CONTRACT

THIS AGREEMENT dated effective as of the 16th day of August, 2006.

BETWEEN:	CLYVIA TECHNOLOGY GMBH, a German limited liability
company having an office at Friedrich List Allee 10, 41488
Wegberg-Wildenrath, Germany

(hereinafter called the ”Employer”)

OF THE FIRST PART

AND:	DR. MANFRED SAPPOK, Geldener Str. 94, 47918 Toenisvorst, Germany

(hereinafter called the “Employee”)

OF THE SECOND PART

AND:	CLYVIA INC., a Nevada corporation having an office at 1480
Gulf Road, Suite 204, Point Roberts, Washington, USA

(hereinafter called the “Company”)

OF THE SECOND PART

WHEREAS:

A.

On or about November 24, 2005, the Employer and the Employee entered into an employment contract (the “Employment Contract”), pursuant to which the Employee agreed to act as the Managing Director of the Employer;

B.

Under the Employment Contract, in exchange for the Employee agreeing to act as the Managing Director of the Employer, the Employer agreed to pay the Employee a monthly gross salary of EUR 5,000 since January 1, 2006 and a management bonus in the amount of 1.5% of the selling price for each recycling/fuel processing system sold by the Employer (the “Management Bonus”);

C.	The Employer is the wholly owned subsidiary of the Company;

D.	The Company has adopted a 2006 Stock Option Plan (the “Plan”);

E.	The parties wish to amend the terms of the Employment Contract in the manner provided for in this Amendment Agreement,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	The Employment Contract shall be amended by canceling and deleting any and all provisions relating to the Management Bonus.

2.

The Company shall issue to the Employee Non-Qualified Stock Options (as that term is defined in the Plan) (the “Options”) to acquire an aggregate of 1,000,000 shares of the Company’s common stock under the Plan. The Company will grant the Options to the Employee at an exercise price equal $1.00 per share and for a term expiring 5 years from the date the options are granted.

[BEGIN TEXT TRANSLATED FROM GERMAN]

The parties to the agreement hereby enter into a purchase agreement for 1,000,000 shares I for the preferential price of $ 1.00. The purchase agreement is subject to the suspensive condition that the employee exercises the option rights.

3.	The option rights are granted free of charge.

The option right is exercised by way of a written declaration to the chairman of the board of the company. The option may be exercised solely by the option holder. The declaration must specify the number of shares for which the option right is exercised. Upon effective exercise, the suspensive condition, as per item 3 of the purchase agreement, is not applicable to the extent to which the option right is exercised. The company will transfer the respective quantity of shares due from the exercised option, matching payment of purchase price with transfer of shares, within two weeks of receipt of the option exercise declaration.

The option rights are hereditary and are independent of the employment status of the employee with the employer at the time the option is exercised. Both parties may terminate this agreement only for good cause. Changes must be made in writing, which is applies for changes to the requirement of this clause specifying changes in writing.

[END TEXT TRANSLATED FROM GERMAN]

4.	This Amendment Agreement may be executed in one or more counterparts, which, together, shall form one and the same instrument.

5.	Time shall be of the essence of this Agreement.

6.	This Agreement is ruled under German law.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

/s/ Manfred Sappok
__________________________________
MANFRED SAPPOK

CLYVIA TECHNOLOGY GMBH
by its authorized signatory

/s/ Dieter Wagels
__________________________________
Signature of Authorized Signatory

__________________________________
Dieter Wagels,
Managing Director

CLYVIA INC.
by its authorized signatory

/s/ Walter P.W. Notter
__________________________________
Signature of Authorized Signatory

__________________________________
Walter P.W. Notter,
President and Chief Executive Offficer